Remitly Reports Third Quarter 2025 Results Above Outlook and Raises Full Year 2025 Outlook
Third quarter send volume up 35% and revenue up 25% year over year
Third quarter net income was $8.8 million and Adjusted EBITDA was $61.2 million

SEATTLE, WA / November 5, 2025 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of digital financial services that transcend borders, reported results for the third quarter ended September 30, 2025.
“In Q3, we built on the momentum from last quarter, delivering innovation across the product portfolio,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “The financial results reflect our focus on sustainable, profitable growth and efficient execution even as we continue to invest in innovation. We expect to close 2025 strong and are raising our full year revenue and Adjusted EBITDA outlook.”
Third Quarter 2025 Highlights and Key Operating Data
(All comparisons relative to the third quarter of 2024)
•Active customers increased to 8.9 million, from 7.3 million, up 21%.
•Send volume increased to $19.5 billion, from $14.5 billion, up 35%.
•Revenue totaled $419.5 million, compared to $336.5 million, up 25%.
•Net income was $8.8 million, compared to $1.9 million, up 361%.
•Adjusted EBITDA was $61.2 million, compared to $47.4 million, up 29%.
2025 Financial Outlook
For fiscal year 2025, Remitly currently expects:
•Total revenue in the range of $1.619 billion to $1.621 billion, representing a growth rate of 28% year over year. This outlook reflects an increase from our prior revenue outlook in the range of $1.610 billion to $1.620 billion.
•GAAP net income to be positive for 2025 and for Adjusted EBITDA to be in the range of $234 million to $236 million. This outlook reflects an increase from our prior Adjusted EBITDA outlook in the range of $225 million to $230 million.
For the fourth quarter of 2025, Remitly currently expects:
•Total revenue in the range of $426 million to $428 million, representing a growth rate of 21% to 22% year over year.
•GAAP net income to be positive for the fourth quarter of 2025 and for Adjusted EBITDA to be in the range of $50 million to $52 million.
Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, November 5, 2025, to discuss its third quarter 2025 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with GAAP.
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net; (ii) provision for income taxes; (iii) noncash charges of depreciation and amortization; (iv) other income (expense), net; (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; (vi) noncash stock-based compensation expense, net; (vii) payroll taxes related to stock-based compensation expense, net; and (viii) certain integration, restructuring, and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain integration, restructuring, and other costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and fourth quarter 2025 financial outlook, including forecasted fiscal year and fourth quarter 2025 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to continue to develop new products and services in a timely manner; our ability to achieve or sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to attract and retain qualified employees; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended September 30, 2025, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a trusted provider of digital financial services that transcend borders. With a global footprint spanning more than 170 countries, Remitly’s digitally native, cross-border payments app delights customers with a fast, reliable, and transparent money movement experience. Building on its strong foundation, Remitly is expanding its suite of products to further its vision and transform lives around the world.

Contacts

Media Inquiries:
press@remitly.com

Investor Relations:
ir@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$419,494	$336,527	$1,192,970	$912,068
Costs and expenses
Transaction expenses(1)	146,725	115,554	411,874	313,215
Customer support and operations(1)	26,386	21,792	74,033	61,910
Marketing(1)	91,778	74,792	250,103	219,862
Technology and development(1)	80,421	68,446	231,768	199,206
General and administrative(1)	55,973	50,920	168,383	140,982
Depreciation and amortization	6,434	4,655	18,156	12,240
Total costs and expenses	407,717	336,159	1,154,317	947,415
Income (loss) from operations	11,777	368	38,653	(35,347)
Interest income	2,066	2,065	5,914	6,233
Interest expense	(2,116)	(760)	(5,065)	(2,274)
Other income (expense), net	696	2,094	(4,023)	6,272
Income (loss) before provision for income taxes	12,423	3,767	35,479	(25,116)
Provision for income taxes	3,594	1,850	8,762	6,138
Net income (loss)	$8,829	$1,917	$26,717	$(31,254)
Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$0.01	$0.13	$(0.16)
Diluted	$0.04	$0.01	$0.12	$(0.16)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	207,150,067	196,169,417	204,549,044	193,167,942
Diluted	217,231,102	205,251,546	218,227,638	193,167,942

(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
(in thousands)	2025	2024
Assets
Current assets
Cash and cash equivalents	$476,896	$368,097
Disbursement prefunding	245,840	288,934
Customer funds receivable, net	307,512	193,965
Prepaid expenses and other current assets	51,174	46,518
Total current assets	1,081,422	897,514
Property and equipment, net	52,272	31,566
Operating lease right-of-use assets	13,752	13,002
Goodwill	54,940	54,940
Intangible assets, net	4,210	10,463
Other noncurrent assets, net	7,088	5,386
Total assets	$1,213,684	$1,012,871
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$32,185	$16,159
Customer liabilities	213,375	188,984
Short-term debt	2,722	2,468
Accrued expenses and other current liabilities	123,256	116,652
Operating lease liabilities	4,519	4,745
Total current liabilities	376,057	329,008
Operating lease liabilities, noncurrent	28,250	9,073
Other noncurrent liabilities	12,210	9,319
Total liabilities	416,517	347,400
Commitments and contingencies
Stockholders’ equity
Common stock	21	20
Additional paid-in capital	1,295,011	1,195,390
Accumulated other comprehensive income (loss)	3,699	(1,658)
Accumulated deficit	(501,564)	(528,281)
Total stockholders’ equity	797,167	665,471
Total liabilities and stockholders’ equity	$1,213,684	$1,012,871

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net income (loss)	$26,717	$(31,254)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	25,415	12,539
Stock-based compensation expense, net	113,832	110,523
Donation of common stock	2,724	2,587
Changes in operating assets and liabilities:
Disbursement prefunding	43,094	(23,795)
Customer funds receivable	(100,656)	100,539
Prepaid expenses and other assets	(2,962)	(6,787)
Operating lease right-of-use assets	4,810	4,475
Accounts payable	16,156	(18,285)
Customer liabilities	21,721	16,811
Accrued expenses and other liabilities	11,249	(23,521)
Operating lease liabilities	13,364	(4,982)
Net cash provided by operating activities	175,464	138,850
Cash flows from investing activities
Purchases of property and equipment	(23,070)	(3,192)
Capitalized internal-use software costs	(9,338)	(9,288)
Net collections (originations) from consumer receivables	(19,174)	—
Net cash used in investing activities	(51,582)	(12,480)
Cash flows from financing activities
Proceeds from exercise of stock options	6,215	5,754
Proceeds from issuance of common stock in connection with ESPP	11,147	9,382
Cash paid for repurchase of common stock	(11,876)	—
Proceeds from revolving credit facility borrowings	4,104,000	863,000
Repayments of revolving credit facility borrowings	(4,104,000)	(993,000)
Taxes paid related to net share settlement of equity awards	(26,111)	(3,774)
Cash paid for settlement of amounts previously held back for acquisition consideration	—	(10,261)
Payment of debt issuance costs	(3,078)	—
Net cash used in financing activities	(23,703)	(128,899)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	8,467	3,941
Net increase in cash, cash equivalents, and restricted cash	108,646	1,412
Cash, cash equivalents, and restricted cash at beginning of period	369,817	325,029
Cash, cash equivalents, and restricted cash at end of period	$478,463	$326,441
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$476,896	$324,434
Restricted cash included in prepaid expenses and other current assets	584	1,034
Restricted cash included in other noncurrent assets, net	983	973
Total cash, cash equivalents, and restricted cash	$478,463	$326,441

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024(2)	2025	2024(2)
Net income (loss)	$8,829	$1,917	$26,717	$(31,254)
Add:
Interest (income) expense, net	50	(1,305)	(849)	(3,959)
Provision for income taxes	3,594	1,850	8,762	6,138
Depreciation and amortization	6,434	4,655	18,156	12,240
Other (income) expense, net	(696)	(2,274)	4,023	(6,667)
Donation of common stock	858	2,587	2,724	2,587
Stock-based compensation expense, net	39,974	39,278	113,832	110,523
Payroll taxes related to stock-based compensation expense, net	1,642	733	6,301	5,392
Integration, restructuring, and other costs(1)	496	—	3,940	1,468
Adjusted EBITDA	$61,181	$47,441	$183,606	$96,468
__________
(1) Integration, restructuring, and other costs for the three and nine months ended September 30, 2025 consisted primarily of non-recurring termination benefits. Integration, restructuring, and other costs for the nine months ended September 30, 2024 consisted primarily of $0.8 million in restructuring charges incurred, $0.5 million of non-recurring legal charges, and $0.2 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire (O.S.G.) Research and Development Ltd.
(2) As previously announced on February 19, 2025, the Company's presentation of Adjusted EBITDA now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period Adjusted EBITDA has been recast to reflect this change.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024(1)	2025	2024(1)
Customer support and operations	$26,386	$21,792	$74,033	$61,910
Excluding: Stock-based compensation expense, net	455	278	1,164	890
Excluding: Payroll taxes related to stock-based compensation expense, net	5	5	21	19
Excluding: Integration, restructuring, and other costs	—	—	—	758
Non-GAAP customer support and operations	$25,926	$21,509	$72,848	$60,243

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024(1)	2025	2024(1)
Marketing	$91,778	$74,792	$250,103	$219,862
Excluding: Stock-based compensation expense, net	4,010	4,514	12,884	13,014
Excluding: Payroll taxes related to stock-based compensation expense, net	271	179	985	908
Excluding: Integration, restructuring, and other costs	35	—	700	—
Non-GAAP marketing	$87,462	$70,099	$235,534	$205,940

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024(1)	2025	2024(1)
Technology and development	$80,421	$68,446	$231,768	$199,206
Excluding: Stock-based compensation expense, net	24,392	21,873	67,502	61,854
Excluding: Payroll taxes related to stock-based compensation expense, net	475	351	3,341	2,983
Excluding: Integration, restructuring, and other costs	171	—	1,553	—
Non-GAAP technology and development	$55,383	$46,222	$159,372	$134,369

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024(1)	2025	2024(1)
General and administrative	$55,973	$50,920	$168,383	$140,982
Excluding: Stock-based compensation expense, net	11,117	12,613	32,282	34,765
Excluding: Payroll taxes related to stock-based compensation expense, net	891	198	1,954	1,482
Excluding: Donation of common stock	858	2,587	2,724	2,587
Excluding: Integration, restructuring, and other costs	290	—	1,687	710
Non-GAAP general and administrative	$42,817	$35,522	$129,736	$101,438
__________
(1) As previously announced on February 19, 2025, the Company's presentation of non-GAAP operating expenses now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period non-GAAP operating expenses have been recast to reflect this change.